UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 10, 2010

DORMAN PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-18914	23-2078856
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 East Walnut Street, Comar, Pennsylvania	18915
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 997-1800

N/A

Former name, former address, and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 10, 2010, each of Richard N. Berman, Chief Executive Officer and Chairman of Dorman Products, Inc. (the “Company”), and Steven L. Berman, the President and director of the Company and brother of Richard Berman, entered into a Rule 10b5-1 trading plan (the “Plan”) with a broker to manage the sale of up to 250,000 shares of the Company’s common stock, subject to the terms and conditions of the Plan. Jordan S. Berman, the father of Richard and Steven Berman, also entered into a Rule 10b5-1 trading plan with a broker for the sale of up to 100,000 shares of Company stock. Each Plan expires on December 9, 2011, unless renewed, extended, or terminated earlier.

None of the Bermans will have control over the timing of stock sales under his respective Plan, thereby allowing trades to occur exempt from “blackout periods” prescribed by the Company’s Insider Trading Policy. Any transactions by Richard or Steven Berman under their respective plans will be reported through individual Form 4 filings with the Securities and Exchange Commission, as appropriate and each of the Bermans filed a Form 144 with respect to their proposed sales.

Each Plan is intended to satisfy the affirmative defense conditions of Rule 10b5-1 of the Securities Exchange Act of 1934. Rule 10b5-1 allows corporate insiders to establish prearranged written stock plans. A Rule 10b5-1 plan must be entered into in good faith at a time when the insider is not aware of material, nonpublic information.

Each of the Bermans has stated that his trading plan is designed to allow him to monetize a portion of his equity position in a systematic, nondiscretionary manner with the goal of minimal market impact and compliance with regulations adopted by the Securities and Exchange Commission. The Bermans may consider additional sales of shares, including by alternative means, in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date: December 13, 2010	By:	/s/ Mathias J. Barton
	Name:	Mathias J. Barton
	Title:	Chief Financial Officer